UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TSAKOS ENERGY NAVIGATION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

367 Syngrou Avenue,

175 64 P. Faliro

Athens

Greece

(Address of principal executive office)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196839.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares, par value $1.00	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares of Tsakos Energy Navigation Limited (the “Registrant”) is set forth under the caption “Description of Series E Preferred Shares” in the prospectus filed by the Registrant on March 31, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-196839), filed with the Securities and Exchange Commission (“SEC”) on June 17, 2014, as amended on July 25, 2014. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Memorandum of Association of Tsakos Energy Navigation Limited (incorporated herein by reference to the Company’s Registration Statement on Form F-1 (File No. 333-82326)).

3.2	Bye-laws of Tsakos Energy Navigation Limited (incorporated herein by reference to the Company’s Report on Form 6-K (File No. 001-31236), filed with the SEC on May 26, 2016).

3.3	Certificate of Designations of the Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares.

4.1	Specimen Copy of Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Share Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 4, 2017

TSAKOS ENERGY NAVIGATION LIMITED

By:	/s/ Paul Durham
	Name:	Paul Durham
	Title:	Chief Financial Officer